Exhibit 10.1

August 12, 2024

JOHN VIECELI

Dear John:

Congratulations. This letter confirms the terms of your employment in connection with your promotion to
Chief Product Officer. We are pleased to inform you that your new annual base salary will be $395,000 to be paid twice per month, less required deductions. This is effective August 12, 2024. In addition, your new bonus target will be 50% prorated for the remainder of the year. It will be a condition of your eligibility to receive any bonus that you remain employed with Quantum-Si through the scheduled date of payment of such bonus.

As part of this change, you will now be eligible in the Company’s Executive Severance Plan as an
Executive Officer for purposes of the Normal Multiplier and CIC Multiplier.

You will continue to be based out of Quantum-Si's facility in San Diego, CA. You will continue to be eligible for and subject to our Flexible Paid Time Off (FPTO) policy and will be eligible to participate in our medical and other benefit plans in accordance with the rules and eligibility of those plans. Also, as a condition of your employment, you have signed Quantum-Si's Non-solicit, Confidentiality and Intellectual
Property Agreement. While we expect you to remain with Quantum-Si for a long time, this letter is not an employment contract, and you will continue to be an at-will employee.

In connection with your starting employment with us on December 12, 2022 you received a one-time taxable payment of $100,000 in your first payroll check, as a sign-on bonus. On June 30, 2023, you received an additional one-time taxable payment of $100,000 upon completion of stated goals for a path to VP, Software. Such payments will be recoverable in full by the company in the event you voluntarily terminate your employment prior to 24 months from your start date.

This agreement supersedes the terms of your prior offer letter with the company dated October 26, 2022.

Sincerely,

/s/ Christian LaPointe
Christian LaPointe
General Counsel

Accepted and Agreed:

Signature: /s/ John S. Vieceli
Name: John Vieceli